Exhibit 99.2

Inflection Point Acquisition Corp. Closes Partial Exercise of IPO Overallotment Option

NEW YORK – October 29, 2021 – Inflection Point Acquisition Corp. (the “Company”), a special purpose acquisition company formed for the purpose of entering into a combination with one or more businesses or entities, today announced that the underwriters of its previously announced initial public offering of units consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant of the Company (each, a “Warrant”), each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share, exercised their option to purchase an additional 2,975,000 units at the public offering price of $10.00 per unit, resulting in additional gross proceeds of approximately $29,750,000.

After giving effect to this partial exercise of the overallotment option, the total number of units sold in the public offering increased to 32,975,000 units and gross proceeds into the trust increased to approximately $329.75 million. On October 29, 2021, simultaneously with the underwriters’ exercise of the overallotment option, the Company consummated a private sale of an additional 595,000 private placement warrants to Inflection Point Holdings LLC, the sponsor, at a purchase price of $1.00 per private placement warrant, generating gross proceeds of $595,000.

The Company intends to pursue a business combination with a North American or European business in the consumer and technology sectors, which complements the expertise of its management team. The company is led by Executive Chairwoman Paula Sutter, Co-Chief Executive Officers Michael Blitzer and Guy Shanon, Chief Financial Officer Brian Pitz, and Director Nicholas Shekerdemian.

Citigroup Global Markets Inc. acted as the representative of the underwriters for the offering. Ladenburg Thalmann & Co. Inc. acted as co-manager for the offering.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone: 800-831-9146.

A registration statement relating to the securities was declared effective on September 21, 2021 in accordance with Section 8(a) of the Securities Act of 1933, as amended. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Inflection Point Acquisition Corp.

Inflection Point Acquisition Corp.’s acquisition and value creation strategy is to identify, partner with and help grow North American and European businesses in the consumer and technology sectors, which complements the expertise of its management team. The Company’s financial sponsor is an affiliate of Kingstown Capital Management, LP, an investment firm with AUM from some of the world’s largest endowments and foundations and over 15 years of operating history. For more information, please visit: www.inflectionpointacquisition.com.

Contacts

Media:
Jonathan Gasthalter
Gasthalter & Co.
jg@gasthalter.com

Investors:
Kevin Shannon
Inflection Point Acquisition Corp.
kevin@kingstowncapital.com